Exhibit 99.1

WILLIS GROUP HOLDINGS FACT BOOK FOR THE YEAR ENDED DECEMBER 31, 2009

2 Executive summary Willis 2009 performance* Industry leading 2 percent organic commissions and fees growth for FY2009; positive organic North America growth in 4Q09 Substantially completed major HRH acquisition; delivered integration synergies and other cost savings of $205 million  Delivered Shaping our Future net benefits of about $60 million Adjusted earnings per share from continuing operations of $2.67 Capital management Strong positive operating cash flow Pre funded maturity of 2010 $250m bonds; $160m tendered New issue of $300m 10yr bonds priced at 7 percent Completed recapitalization of Gras Savoye – removed the previous Gras Savoye “put”, and used net proceeds for debt reduction Willis 2010 The Willis Cause Solid underlying business fundamentals in place Economic environment continues to present challenges Continue to drive industry leading revenue growth Focus on Funding for Growth – incremental savings to be invested in  growth initiatives *See important disclosures regarding forward-looking statements and important disclosures regarding Non-GAAP measures on page 22

3 Group financial summary – 2009 2 percent organic growth in commissions and fees (C&F), driven by growth of 4 percent in both of our Global (specialties and reinsurance) and International segments*  Maintained solid adjusted operating margin Stringent cost discipline while investing North America merger integration synergies and other cost savings of $205 million Shaping our Future initiatives contributed approximately $60m of net benefits Delivered solid performance despite difficult economy and soft market; successful HRH integration ($ in millions, except for adjusted EPS) 2008* 2009* Revenue $2,827 $3,263 Organic C&F growth 4% 2% Expenses 2,324 2,569 Operating margin 18% 21% Adjusted operating margin 21% 22% Adjusted EPS from continuing operations $2.55 $2.67 *See important disclosures regarding Non-GAAP measures on page 25

4 Organic growth in commissions and fees exceeds peers* Average 2004 – 2009 Willis  4% Peers  0% 4% 1% 5% 0% 8% 3% 3% 0% 4% (1)% 2% (2)% 2004 2005 2006 2007 2008 2009 Willis Peer Average Note:   Peer Average includes public filing information from AJG, AOC, BRO, MMC * See important disclosures regarding Non-GAAP measures on page 25

5 Growth driven by strong new business production* % Organic growth in commissions and fees Net new avg. 6% 2004 2005 2006 2007 2008 2009 6 (2) 6 (1) 8 4 (1) 6 (2) 5 (3) Net new underlying business Changes in rate and other market factors * See important disclosures regarding Non-GAAP measures on page 25

6 Adjusted operating margin exceeds peers* 27% 22% 21% 19% 23% 21% 24% 19% 21% 19% 22% 21% 2004 2005 2006 2007 2008 2009 Willis Peer Average Note:   Peer Average includes public filing information from AJG, AOC, BRO, MMC Average 2004 – 2009 Willis  23% Peers  20% * See important disclosures regarding Non-GAAP measures on page 25

7 Segment highlights - 2009* NORTH AMERICA INTERNATIONAL Organic C&F growth (3) percent for 2009 with soft market and economic headwinds; 1percent positive growth in 4Q09 Integration synergies and other cost savings of approximately $205m realized Operating margin 23.7 percent, up 830 basis points compared with 2008 Continued impressive organic growth with 4 percent for 2009 driven by strong new business Geographic diversity balances weakness in some regional economies Maintained strong operating margin 26.5 percent, with continued investments on targeted growth areas GLOBAL Strong organic growth of 4 percent, compared with 2 percent for 2008 Global Specialties had growth across many specialty businesses including  Aerospace, Marine and Financial and Executive Risk Reinsurance growth driven by strong new business generation Operating margin 30.5 percent 2009 COMMISSIONS AND FEES * See important disclosures regarding Non-GAAP measures on page 25 Global 26% North America 42% International 32% 2009 = $3,210 million

8 Willis North America overview Positioned for continued profitable growth Extensive retail platform Leading positions in major markets Industry and specialty practice groups leverage expertise Client centric approach Distribution network for all core businesses Segment overview 2009 commissions and fees 2009 = $1,368 million Midwest 18% Southeast 12% Atlantic 14% Northeast 19% Other Regions 4% CAPPS+ 10% Western 12% South Central 11%

9 Represents all of the Group’s retail operations excluding US & Canada Network of subsidiaries, affiliates and correspondents in more than 100 countries; leading positions in UK, France, Scandinavia, China and Russia Offices designed to grow business locally around the world, making use of the skills, industry knowledge and expertise available elsewhere in the Group International operations produce significant flows of revenue for retail network and Global Specialties Segment overview 2009 commissions and fees 2009 = $1,020 million Willis International overview Latin America 12% Asia 6% Southern Hemisphere 7% Eastern Europe 4% UK 22% Global Markets International 9% Finex International 2% Europe 38%

Willis Global overview

Segment overview

- Comprised of Global Specialties and Reinsurance
- Aerospace/Inspace – Market leaders in airlines and helicopters
- FINEX – market leader in Political Risks and UK financial institutions
- Marine – growing global presence
- Energy – significant growth opportunity
- Faber & Dumas, our wholesale brokerage division, including
  - Niche – significant market share in Fine Art, Jewelry and Specie, Bloodstock and Kidnap & Ransom
  - Glencairn Limited provides access to London & Bermuda markets
- Construction – dominates global contractor sector
- Willis Re – one of only three global reinsurance brokers

2009 commissions and fees



Aerospace / Inspace 11%
Faber & Dumas 9%
Marine 9%
Construction 4%
Energy 6%
Finex 9%
Willis Re 52%

2009 = $822 million

10

Willis

11 Capital management Outlook raised to “Stable” by Moody’s and Standard & Poor’s Pre funded maturity of 2010 $250m bonds; $160m tendered New issue of $300m 10yr bonds at 7.0 percent Significantly improved debt maturity profile Completed recapitalization of Gras Savoye – removed the Gras Savoye “put”, and used net proceeds for debt reduction Reduced debt by $280 million in 2009 to $2.4 billion Debt to adjusted EBITDA approximately 2.6 times at year end 2009

12 2010 Focus

13 The Willis Cause Continue to drive industry leading revenue growth Continue to execute Shaping our Future Funding for Growth - incremental savings to fund growth initiatives Complete integration of HRH and leverage growth opportunities from expanded footprint in key markets Main priorities * See important disclosures regarding forward-looking statements and important disclosures regarding Non-GAAP measures on page 22

14 We thoroughly understand our clients’ needs and their industries We develop client solutions with the best markets, price and terms We relentlessly deliver quality client service We get claims paid quickly The Willis Cause … WITH INTEGRITY * See important disclosures regarding forward-looking statements and important disclosures regarding Non-GAAP measures on page 22

Delivering the Willis Cause

CLIENT UNDERSTANDING	BEST SOLUTION	SERVICE QUALITY	CLAIMS PAID
▪ Segments	▪ Placement proposition	▪ Operational excellence	▪ Contract certainty
▪ Specialization	▪ Programs & facilities	▪ TOM / EPIC	▪ Carrier relationships
▪ Analytics	▪ Placement organization	▪ SoF Retail	▪ Claims advocacy
▪ Client profitability	▪ WillPlace	▪ SoF London	▪ Claim metrics
▪ Sales operations	▪ Willis Quality Index	▪ Service centers	
▪ Client advocacy	▪ Willis Capital Markets	▪ Metrics	

… WITH INTEGRITY

15 Willis

* See important disclosures regarding forward-looking statements and important disclosures regarding Non-GAAP measures on page 22

16 Further develop aggressive sales culture Further enhance Client Advocacy Continue to make strategic hires Reinsurance International Specialty lines (Energy, Marine, Aerospace) Build on already strong client retention Monitor specific growth metrics for all regions, countries and lines Improve tracking of the sales pipeline Driving growth Despite industry leading growth, there is an opportunity to further drive top line growth * See important disclosures regarding forward-looking statements and important disclosures regarding Non-GAAP measures on page 22

17 Shaping our Future continues to deliver Key priorities for 2010 remain: Greater emphasis on retention, cross-selling and pipeline initiatives Further development of global marketing capabilities Further develop Retail platform initiatives Continued focus on strategic hires and investments Cumulative SOF gross and net benefits $ in millions 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 Gross Benefit Net Benefit $9 $4 $29 $10 $48 $17 $75 $34 $93 $44 $122 $67 $146 $81 $179 $101 * See important disclosures regarding forward-looking statements and important disclosures regarding Non-GAAP measures on page 22

18 Funding for Growth 2010 Generate incremental savings in 2010 to invest in new producers and growth initiatives Drive incremental growth and create a real sales culture through best practice in growth drivers Out-recruiting competitors with producer pipelines Developing new products or packages Developing new clients with existing products Systematic and scientific cross-sell campaigns Drive new business growth and higher retention levels Closely manage savings and only invest when savings achieved STRATEGY EXECUTION RESULTS * See important disclosures regarding forward-looking statements and important disclosures regarding Non-GAAP measures on page 22

19 Integration success across all fronts Built a great leadership team: 7 regions, 129 offices, 20 practices Moved everyone together in a little over a year: 80 projects, 5,500 associates impacted Realized $205m of synergies and other cost savings in North America; achieved North America operating margin of 23.7 percent in 2009 Client and producer retention levels remain high Announced new producer compensation plan, with emphasis on new business generation Institutionalized sales and recruiting pipeline processes Developed leadership “bench” program Converted / protected over 90 percent of legacy HRH contingent income Initiated launch of new client management system (EPIC) Focus is now on running a GREAT business; driving growth * See important disclosures regarding forward-looking statements and important disclosures regarding Non-GAAP measures on page 22

20 Wrap up Willis 2009 performance* Industry leading 2 percent organic commissions and fees growth for FY2009; positive organic North America growth in 4Q09 Substantially completed major HRH acquisition; delivered integration synergies and other cost savings of $205 million  Delivered Shaping our Future net benefits of about $60 million Adjusted earnings per share from continuing operations of $2.67 Capital management Strong positive operating cash flow Pre funded maturity of 2010 $250m bonds; $160m tendered New issue of $300m 10yr bonds priced at 7 percent Completed recapitalization of Gras Savoye – removed the previous Gras Savoye “put”, and used net proceeds for debt reduction Willis 2010 The Willis Cause Solid underlying business fundamentals in place Economic environment continues to present challenges Continue to drive industry leading revenue growth Focus on Funding for Growth – incremental savings to be invested in  growth initiatives * See important disclosures regarding forward-looking statements and important disclosures regarding Non-GAAP measures on page 22

21 Appendix

22 This presentation contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts that address activities, events or developments that we expect or anticipate may occur in the future, including such things as the potential benefits of the redomicile to Ireland, or the Gras Savoye transaction, our outlook, future capital expenditures, growth in commissions and fees, business strategies, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes are forward-looking statements. Also, when we use the words such as ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘probably’’, or similar expressions, we are making forward-looking statements. There are important uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including the following: Important disclosures regarding forward-looking statements the impact of any regional, national or global political, economic, business, competitive, market and regulatory conditions on our global business operations; the impact of current financial market conditions on our results of operations and financial condition, including as a result of any insolvencies of or other difficulties experienced by our clients, insurance companies or financial institutions;  our ability to continue to manage our significant indebtedness; our ability to implement and realize anticipated benefits of the Shaping our Future, Right Sizing Willis or any other new initiatives;

23 material changes in the commercial property and casualty markets generally or the availability of insurance products or changes in premiums resulting from a catastrophic event, such as a hurricane, or otherwise; the volatility or declines in other insurance markets and premiums on which our commissions are based, but which we do not control; our ability to compete effectively in our industry; our ability to retain key employees and clients and attract new business; the timing or ability to carry out share repurchases or take other steps to manage our capital and the limitations in our long-term debt agreements that may restrict our ability to take these actions; any fluctuations in exchange and interest rates that could affect our expenses and revenue; rating agency actions that could inhibit our ability to borrow funds or the pricing thereof; a significant decline in the value of investments that fund our pension plans or changes in our pension plan funding obligations; our ability to achieve the expected strategic benefits of transactions, such as the Gras Savoye transaction or the HRH transaction; the timing of any exercise of put and call arrangements with associated companies; changes in the tax or accounting treatment of our operations; Important disclosures regarding forward-looking statements (continued)

24 the potential costs and difficulties in complying with a wide variety of foreign laws and regulations and any related changes, given the global scope of our operations; our involvement in and the results of any regulatory investigations, legal proceedings and other contingencies; our exposure to potential liabilities arising from errors and omissions and other potential claims against us; and the interruption or loss of our information processing systems or failure to maintain secure information systems. Important disclosures regarding forward-looking statements (continued) The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results.  For additional factors see also Part I, Item 1A “Risk Factors” included in Willis’ Form 10-K for the year ended December 31, 2008, our Form 10-Q for the quarter ended September 30, 2009 and our subsequent filings with the Securities and Exchange Commission.  Copies are available online at http://www.sec.gov or on request from the Company. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this presentation, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.  Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this presentation may not occur, and we caution you against unduly relying on these forward-looking statements.

25 This presentation contains references to "non-GAAP financial measures" as defined in Regulation G of SEC rules.  We present these measures because we believe they are of interest to the investment community and they provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a generally accepted accounting principles (GAAP) basis.  These financial measures should be viewed in addition to, not in lieu of, the Company’s condensed consolidated income statements and balance sheet as of the relevant date.  Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to GAAP information can be found in our periodic filings with the SEC.  Our method of calculating these non-GAAP financial measures may differ from other companies and therefore comparability may be limited. Important disclosures regarding Non-GAAP measures Adjusted earnings per share from continuing operations (Adjusted EPS from continuing operations) is defined as adjusted net income from continuing operations per diluted share. Adjusted net income from continuing operations is defined as net income from continuing operations, excluding certain items as set out on page 27. Adjusted operating income is defined as operating income, excluding certain items as set out on page 26. Adjusted operating margin is defined as the percentage of adjusted operating income to total revenues. Cash flow is defined as cash flow from operating and investing activities excluding acquisitions and disposals and additional pension contributions. Organic commissions & fees growth (Organic C&F growth) excludes the impact of foreign currency translation and acquisitions and disposals from reported commissions and fees. Reconciliations to GAAP measures are provided for selected non-GAAP measures:

26 Important disclosures regarding Non-GAAP measures (continued) Operating Income to Adjusted Operating Income  2004  2005  2006  2007  2008  2009 (In millions) FY  FY  FY  FY  FY  FY Operating Income, GAAP Basis $630 $451 $552 $620 $503 $694 Excluding: Net (gain)/loss on disposal of operations -11  -78  4  -2  -  -13 Salaries and benefits - severance costs (a) -  28  35  -  24  - Salaries and benefits – other (b) -  -  -  -  42  - Regulatory settlements and related costs (c) -  60  -  -  -  - Legal settlement -  20  -  -  -  - Shaping our Future expenditure (d) -  -  59  -  -  - Gain on disposal of London headquarters (e) -  -  -99  -  -  - HRH integration costs (f) -  -  -  -  5  18 Other operating expenses (g) -  -  -  -  26  - Accelerated amortization of intangibles assets (h) -  -  -  -  -  7 Redomicile costs (i) -  -  -  -  -  6 Adjusted Operating Income $619 $481 $551 $618 $600 $712 Operating Margin, GAAP basis 27.70% 19.90% 22.70% 24.00% 17.80% 21.30% Adjusted Operating Margin 27.20% 21.20% 22.70% 24.00% 21.20% 21.80% See related footnotes on page 27

Important disclosures regarding Non-GAAP measures (continued)

Net Income from Continuing Operations to Adjusted Net Income from Continuing Operations

(In millions, except per share data)	2004 FY	2005 FY	2006 FY	2007 FY	2008 FY	2009 FY
Net Income from Continuing Ops, GAAP Basis	**$402**	**$281**	**$449**	**$409**	**$302**	**$436**
Excluding the following, net of tax:						
Net (gain)/loss on disposal of operations	(8)	(41)	3	(2)	-	(11)
Non-recurring premium on redemption of subordinated debt	10	-	-	-	-	-
Salaries and benefits - severance programs (a)	-	19	25	-	17	-
Salaries and benefits - other (b)	-	-	-	-	30	-
Regulatory settlements and related costs (c)	-	36	-	-	-	-
Legal settlement	-	14	-	-	-	-
Shaping our Future expenditure (d)	-	-	41	-	-	-
Gain on disposal of London headquarters (e)	-	-	(92)	-	-	-
HRH financing (pre-close) and integration costs (f)	-	-	-	-	10	13
Other operating expenses (g)	-	-	-	-	19	-
Accelerated amortization of intangibles assets (h)	-	-	-	-	-	4
Redomicile costs (i)	-	-	-	-	-	6
Premium on early redemption of 2010 bonds (j)	-	-	-	-	-	4
Adjusted Net Income from Continuing Operations	**$404**	**$309**	**$426**	**$407**	**$378**	**$452**
Diluted shares outstanding, GAAP basis	166	163	158	147	148	169
Net income from continuing operations per diluted share	$2.42	$1.72	$2.84	$2.78	$2.04	$2.58
Adjusted net income from continuing operations per diluted share	$2.43	$1.90	$2.70	$2.77	$2.55	$2.67

27

Willis

See related footnotes on page 27

28 Commissions and Fees Analysis Important disclosures regarding Non-GAAP measures (continued) (in millions) 2009 2008 % Foreign Acquisitions Organic commissions change currency translation and and fees growth disposals 2009 Full year Global $822 $784 5% -3% 4% 4%  North America 1,368 905 51% 0% 54% -3% International 1,020 1,055 -3% -8% 1% 4% Commissions and fees $3,210 $2,744 17% -4% 19% 2% (in millions)  2008 2007 %   Foreign Acquisitions Organic commissions change currency translation and and fees growth disposals 2008 Full year Global $784 $750 5% 0% 3% 2%  North America 905 751 21% 0% 22% -1%  International 1,055 962 10% 1% 0%   9% Commissions and fees $2,744 $2,463 11% 1% 6% 4%

29 Important disclosures regarding Non-GAAP measures (continued) Notes to the Operating Income to Adjusted Operating Income reconciliation and Net Income from Continuing Operations to Adjusted Net Income from Continuing Operations reconciliation (a) Severance costs excluded from adjusted operating income and adjusted net income in 2008 relate to approximately 350 positions through the year ended December 31, 2008 that were eliminated as part of the 2008 expense review. Severance costs also arise in the normal course of business and these charges (pre-tax) amounted to $24 million and $2 million for the year ended December 31, 2009 and 2008, respectively. (b) Other 2008 expense review salaries and benefits costs relate primarily to contract buyouts. (c) Comprises $51 million to establish the reimbursement funds agreed with the New York and Minnesota Attorneys General and New York Department of Insurance in April 2005 and $9 million of related legal and administrative expenses. (d) In addition to severance costs and a net loss on disposal of operations, the Company incurred significant additional expenditure in 2006 to launch its strategic initiatives, including professional fees, lease termination costs and vacant space provisions. (e) The gain on disposal of London headquarters is shown net of leaseback costs. (f) HRH integration costs include $nil million severance costs ($2 million in 2008). (g) Other operating expenses primarily relate to property and systems rationalization. (h) The charge for the accelerated amortization for intangibles relates to the HRH brand name.  Following the successful integration of HRH into our North American operations, we announced on October 1, 2009 that our North America retail operations would change their name from Willis HRH to Willis North America. Consequently, the intangible asset recognized on the acquisition of HRH relating to the HRH brand has been fully amortized. (i) These are legal and professional fees incurred as part of the Company’s redomicile of its parent Company from Bermuda to Ireland. (j) On September 29, 2009 we repurchased $160 million of our 5.125 percent Senior Notes due July 2010 at a premium of $27.50 per $1,000 face value, resulting in a total pre-tax premium on redemption, including fees, of pre-tax $5 million.

WILLIS GROUP HOLDINGS FACT BOOK FOR THE YEAR ENDED DECEMBER 31, 2009